Exhibit 99.1

News

Contacts:

Media:
Sheryl Williams

610.738.6493

swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376

cmerritt@cephalon.com

For immediate release

Cephalon’s 2007 Results Exceed Full Year Sales and Earnings Guidance

Company Reiterates 2008 Earnings Guidance and

Introduces Q1 2008 Guidance

Frazer, Pa. – February 12, 2008 – Cephalon, Inc. (Nasdaq: CEPH) today reported 2007 sales of $1.727 billion, compared to sales of $1.720 billion for 2006, exceeding the company’s previously issued guidance.  Basic loss per common share for the full year 2007 was $2.88.  Excluding the previously announced settlement reserve, amortization expense and certain other items, basic adjusted income per common share for the full year was $4.64, which compares to $5.22 for 2006 and exceeds the high end of the company’s earnings guidance range of $4.45 to $4.55.

2007 central nervous system (CNS) franchise sales increased 16 percent to $909.4 million compared to 2006 and the pain franchise reported strong sales of $512.6 million, a decrease of only 22 percent despite a full year of generic competition to ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. Sales of other products increased 15 percent to $80.7 million.

“We delivered strong performance across all aspects of our business in 2007.  We launched AMRIX, filed three NDAs, introduced three new Phase 1 programs, and delivered greater sales and earnings than expected,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “We believe that 2008 will mark the beginning of a new phase of growth for the company with a full year of AMRIX sales, the potential for approval of TREANDA and expanded indications for FENTORA, and continued progress on the clinical development plan for NUVIGIL.  In fact, the

SOURCE:  Cephalon, Inc. ● 41 Moores Road ● Frazer, PA  19355 ● (610) 344-0200 ● Fax (610) 344-0065

NUVIGIL program is already off to a great start with promising results from our first Phase 2 study in the treatment of schizophrenia.”

The company is reiterating its guidance for 2008 total sales of $1.80 - $1.85 billion, adjusted net income of $344 - $351 million and its basic adjusted income per common share guidance of $5.10 - $5.20.

Cephalon is introducing first quarter 2008 sales guidance of $435 - $445 million, adjusted net income guidance of $67.7 - $74.5 million and basic adjusted income per common share guidance of $1.00 - $1.10.

Basic adjusted income per common share guidance for both the first quarter 2008 and full-year 2008 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s fourth quarter and full year 2007 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST on Tuesday, February 12, 2008.  To participate in the conference call, dial +1-913-312-0669 and refer to conference code number 4647168. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. A member of the Fortune 1000, Cephalon currently employs close to 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide), AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), and ACTIQ®. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products, including NUVIGIL for the treatment of schizophrenia; interpretation of clinical results; prospects for regulatory approval, including with respect to TREANDA and NUVIGIL; manufacturing development and capabilities; market prospects

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for its products; sales, adjusted net income and basic adjusted income per common share guidance for the first quarter and full-year 2008; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Adjusted Net-Income Guidance,” “Basic Adjusted Income per Common Share,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES:
Sales	$439,497	$473,347	$1,727,299	$1,720,172
Other revenues	10,474	11,335	45,339	43,897
	449,971	484,682	1,772,638	1,764,069
COSTS AND EXPENSES:
Cost of sales	89,897	88,171	341,867	338,784
Research and development	95,037	129,340	369,115	424,239
Selling, general and administrative	207,837	219,334	735,799	689,492
Settlement reserve	—	—	425,000	—
Impairment charge	—	—	—	12,417
Acquired in-process research and development	—	5,000	—	5,000
	392,771	441,845	1,871,781	1,469,932

INCOME (LOSS) FROM OPERATIONS	57,200	42,837	(99,143)	294,137

OTHER INCOME (EXPENSE):
Interest income	9,331	8,702	32,816	25,438
Interest expense	(4,561)	(5,399)	(19,833)	(18,922)
Debt exchange expense	—	(48,122)	—	(48,122)
Write-off of deferred debt issuance costs	—	—	—	(13,105)
Gain on extinguishment of debt	—	—	5,319	—
Gain on sale of investment	—	—	5,791	—
Other income (expense), net	2,884	(1,056)	6,631	(1,172)
	7,654	(45,875)	30,724	(55,883)

INCOME (LOSS) BEFORE INCOME TAXES	64,854	(3,038)	(68,419)	238,254

INCOME TAX EXPENSE	20,672	1,871	123,285	93,438

NET INCOME (LOSS)	$44,182	$(4,909)	$(191,704)	$144,816

BASIC INCOME (LOSS) PER COMMON SHARE	$0.66	$(0.08)	$(2.88)	$2.39

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.56	$(0.08)	$(2.88)	$2.08

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	67,187	61,783	66,597	60,507

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,734	61,783	66,597	69,672

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.  Amounts reported in prior periods as amortization are included now as a component of cost of sales; amounts previously reported as depreciation (other than depreciation related to facilities used in the production of commercial inventory and previously included in cost of sales) are included as a component of research and development or selling, general and administrative, as appropriate.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended
	December 31,
	2007		2006

GAAP NET INCOME (LOSS)	$44,182		$(4,909)

Cost of sales adjustments	26,306	(1)	20,958	(1)
Research and development adjustments	2,000	(2)	35,500	(2) (7)
Selling, general and administrative adjustments	11,191	(3)	—	(7)
Acquired in-process research and development	—		5,000	(5)
Debt exchange expense	—		48,122	(6)
Income taxes	(18,149	) (4)	(30,831	) (4) (7)
	21,348		78,749

ADJUSTED NET INCOME	$65,530		$73,840

BASIC ADJUSTED INCOME PER COMMON SHARE	$0.98		$1.20

DILUTED ADJUSTED INCOME PER COMMON SHARE	$0.83		$1.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	67,187		61,783

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,734		73,633

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)   To exclude the on-going amortization of acquired intangible assets.

(2)   To exclude charges related to payments for several research and development collaborations.

(3)   To exclude charges related to certain employee severance costs ($7.2 million) and a significant one-time charitable contribution ($4.0 million).

(4)   To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

(5)   To exclude the write-off of other acquired in-process research and development.

(6)   To exclude the debt exchange expense associated with the December 2006 exchanges of $337.0 million of zero coupon convertible subordinated notes and $100.0 million of 2% senior subordinated convertible notes.

(7)   Amounts shown no longer exclude the impact of Financial Accounting Standards Board Statement No. 123(R) “Share Based Payment” (“SFAS 123(R)”).  The earnings press release issued on February 12, 2007 reflected adjustments of $3.7 million in each of Research and development and Selling, general and administrative expenses and $2.9 million in Income tax expense related to SFAS 123(R).

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Year Ended
	December 31,
	2007		2006

GAAP NET INCOME (LOSS)	$(191,704)		$144,816

Sales adjustments	—		(13,273	) (8)
Cost of sales adjustments	90,542	(1)	90,333	(1)
Research and development adjustments	43,500	(2)	80,500	(2) (13)
Selling, general and administrative adjustments	11,191	(3)	9,987	(3) (13)
Settlement reserve	425,000	(4)	—
Impairment charge	—		12,417	(9)
Acquired in-process research and development	—		5,000	(10)
Debt exchange expense	—		48,122	(11)
Write-off of deferred debt issuance costs	—		13,105	(12)
Gain on extinguishment of debt	(5,319	) (5)	—
Gain on sale of investment	(5,791	) (6)	—
Income taxes	(58,608	) (7)	(74,891	) (7) (13)
	500,515		171,300

ADJUSTED NET INCOME	$308,811		$316,116

BASIC ADJUSTED INCOME PER COMMON SHARE	$4.64		$5.22

DILUTED ADJUSTED INCOME PER COMMON SHARE	$3.92		$4.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,597		60,507

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,684		69,672

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)

In 2007, to exclude the on-going amortization of acquired intangible assets. In 2006, to exclude the reserve for SPARLON capitalized inventory costs ($8.6 million) and the on-going amortization of acquired intangible assets ($81.7 million).

(2)

In 2007, to exclude charges related to payments for several research and development collaborations ($28.5 million) and the recognition of a milestone related to the FDA’s acceptance of our NDA filing for TREANDA® (bendamustine HCl) ($15.0 million). In 2006, to exclude charges related to payments for several research and development collaborations.

(3)

In 2007, to exclude charges related to certain employee severance costs ($7.2 million) and a significant one-time charitable contribution ($4.0 million). In 2006, to exclude charges associated with the settlement of the PROVIGIL patent litigation ($6.0 million) and employee severance costs associated with the European integration and restructuring ($4.0 million).

(4)	To exclude the reserve established for the agreement in principle reached with the U.S. Attorney’s Office in Philadelphia.

(5)	To exclude the forgiveness of a mortgage loan by the Pennsylvania Industrial Development Board.

(6)	To exclude the pre-tax gain related to the sale of certain investments.

(7)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

(8)	To exclude the U.S. Department of Defense (“DoD”) Tricare program reversal as a result of the U.S. Court of Appeals September 2006 ruling.

(9)	To exclude charges related to the impairment of an intangible asset.

(10)	To exclude the write-off of other acquired in-process research and development.

(11)

To exclude the debt exchange expense associated with the December 2006 exchanges of $337.0 million of zero coupon convertible subordinated notes and $100.0 million of 2% senior subordinated convertible notes.

(12)	To exclude the write-off of deferred debt issuance costs related to the Zero Coupon convertible subordinated notes.

(13)

Amounts shown no longer exclude the impact of SFAS 123(R). The earnings press release issued on February 12, 2007 reflected adjustments of $15.3 million in each of Research and development and Selling, general and administrative expenses and $11.7 million in Income tax expense related to SFAS 123(R).

CEPHALON, INC. AND SUBSIDIARIES

“ADJUSTED” CONSOLIDATED SALES DETAIL  *

(In thousands)

(Unaudited)

	Three Months Ended						%
	December 31,						Increase
	2007			2006			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$208,245	$11,237	$219,482	$190,838	$13,833	$204,671	9%	(19)%	7%
GABITRIL	10,828	400	11,228	12,805	806	13,611	(15)%	(50)%	(18)%
CNS	219,073	11,637	230,710	203,643	14,639	218,282	8%	(21)%	6%

ACTIQ	42,310	12,027	54,337	100,882	8,039	108,921	(58)%	50%	(50)%
Generic OTFC	31,471	—	31,471	46,630	—	46,630	(33)%	0%	(33)%
FENTORA	33,912	—	33,912	29,250	—	29,250	16%	0%	16%
AMRIX	8,401	—	8,401	—	—	—	100%	0%	100%
Pain	116,094	12,027	128,121	176,762	8,039	184,801	(34)%	50%	(31)%

Other	15,396	65,270	80,666	14,423	55,841	70,264	7%	17%	15%

	$350,563	$88,934	$439,497	$394,828	$78,519	$473,347	(11)%	13%	(7)%

	Year Ended						%
	December 31,						Increase
	2007			2006			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$801,639	$50,408	$852,047	$684,885	$43,052	$727,937	17%	17%	17%
GABITRIL	50,642	6,668	57,310	54,096	4,316	58,412	(6)%	54%	(2)%
CNS	852,281	57,076	909,357	738,981	47,368	786,349	15%	20%	16%

ACTIQ	199,407	40,665	240,072	544,886	27,252	572,138	(63)%	49%	(58)%
Generic OTFC	129,033	—	129,033	54,801	—	54,801	135%	0%	135%
FENTORA	135,136	—	135,136	29,250	—	29,250	362%	0%	362%
AMRIX	8,401	—	8,401	—	—	—	100%	0%	100%
Pain	471,977	40,665	512,642	628,937	27,252	656,189	(25)%	49%	(22)%

Other	69,263	236,037	305,300	56,084	208,277	264,361	23%	13%	15%

	$1,393,521	$333,778	$1,727,299	$1,424,002	$282,897	$1,706,899	(2)%	18%	1%

* For the year ended December 31, 2006, amounts exclude the impact of the DoD Tricare program reversal of $13.3 million which reduced GAAP U.S. sales of PROVIGIL, GABITRIL and ACTIQ by $6.9 million, $0.9 million and $5.5 million, respectively.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$818,669	$496,512
Investments	7,596	25,212
Receivables, net	276,776	270,045
Inventory, net	99,098	85,239
Deferred tax assets, net	176,619	184,518
Other current assets	43,267	47,278
Total current assets	1,422,025	1,108,804

PROPERTY AND EQUIPMENT, net	500,396	453,010
GOODWILL	476,515	467,167
INTANGIBLE ASSETS, net	817,828	793,037
DEFERRED TAX ASSETS, net	160,134	118,192
OTHER ASSETS	129,371	105,287
	$3,506,269	$3,045,497

CURRENT LIABILITIES:
Current portion of long-term debt	$1,237,169	$1,023,312
Accounts payable	91,437	90,586
Accrued expenses	677,184	263,478
Total current liabilities	2,005,790	1,377,376

LONG-TERM DEBT	3,788	224,992
DEFERRED TAX LIABILITIES, net	56,540	72,491
OTHER LIABILITIES	138,084	61,178
Total liabilities	2,204,202	1,736,037

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	700	678
Additional paid-in capital	1,934,965	1,780,749
Treasury stock, at cost	(158,173)	(151,068)
Accumulated deficit	(624,128)	(425,256)
Accumulated other comprehensive income	148,703	104,357
Total stockholders’ equity	1,302,067	1,309,460
	$3,506,269	$3,045,497

Certain reclassifications of prior year amounts have been made to conform to the current year presentation. The NUVIGIL® (armodafinil) [C-IV] inventory balance of $89.1 million as of December 31, 2006 has been reclassified from inventory to other assets, as we do not presently intend to launch NUVIGIL commercially until around 2010.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(191,704)	$144,816
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense (benefit)	(958)	28,064
Shortfall tax benefits from stock-based compensation	(360)	—
Debt exchange expense	—	48,122
Depreciation and amortization	141,358	126,531
Amortization of debt issuance costs	241	493
Write-off of debt issuance costs associated with convertible subordinated notes	—	13,105
Stock-based compensation expense	46,695	42,807
Gain on extinguishment of debt	(5,319)	—
Gain on sale of investment	(5,791)	—
Loss on disposals of property and equipment	3,346	3,292
Impairment charge	—	12,417
Changes in operating assets and liabilities:
Receivables	(601)	(63,932)
Inventory	(6,023)	22,640
Other assets	(54,967)	(7,033)
Accounts payable and accrued expenses	382,898	(19,764)
Other liabilities	76,041	(31,641)
Net cash provided by operating activities	384,856	319,917

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(96,867)	(159,917)
Acquisition of intangible assets	(107,246)	(115,850)
Proceeds from sale of investment	12,291	—
Sales and (purchases) of available-for-sale investments, net	18,876	255,391
Net cash used for investing activities	(172,946)	(20,376)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	93,900	143,491
Windfall tax benefits from stock-based compensation	13,993	27,189
Acquisition of treasury stock	(7,105)	(4,418)
Payments on and retirements of long-term debt	(3,853)	(188,886)
Net cash provided by (used for) financing activities	96,935	(22,624)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	13,312	14,535

NET INCREASE IN CASH AND CASH EQUIVALENTS	322,157	291,452

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	496,512	205,060

CASH AND CASH EQUIVALENTS, END OF YEAR	$818,669	$496,512

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended March 31, 2008			Twelve Months Ended December 31, 2008

Projected GAAP basic income per common share	$0.74	—	$0.84	$4.04	—	$4.14

Amortization of current intangibles	$0.42	—	$0.42	$1.68	—	$1.68
Tax effect of pre-tax adjustments at the applicable tax rates	$(0.16)	—	$(0.16)	$(0.62)	—	$(0.62)

Basic adjusted income per common share guidance	$1.00	—	$1.10	$5.10	—	$5.20

The company’s guidance is being issued based on certain assumptions including:

•    Entrance into the market of an additional generic version of ACTIQ by mid-2008;

•    Approval of TREANDA and mid-2008 launch;

•    Reduction of interest income by $20 million resulting from payment of the settlement with the U.S. Attorney’s Office;

•    Adjusted effective tax rate of approximately 36 to 37 percent; and

•  Weighted average number of common shares outstanding of 67.5 million shares for the three months ended March 31, 2008 and for the twelve months ended December 31, 2008, respectively.